FORM 8-K


                        Date of Report:September 15, 2000


                           Laidlaw Global Corporation
                               name of registrant


  Deleware                          0-27681                           13-4093923
State of Inc.                  Commission File #                       IRS EIN


                       100 Park Avenue, New York, NY 10017
                                     Address

                                 (212) 376-8800
                                    Telephone

Item 5.   Other Events

     Effective as of September 15, 2000, the Board of Directors of Laidlaw Global Corporation appointed Roger Bendelac as the new Chief Executive Officer. Additionally, Mr. Benedelac relinquished his position as the Chief Financial Officer in light of his new position. Mr. Bendelac will continue in all other current positions.

     The Board of Directors has also appointed Larry Horner, a Director of Laidlaw Global Corporation, to the position of Chairman of the Board, a position previously held by Mr. Horner.

     Also, effective as of September 15, 2000, the Board of Directors of Laidlaw Global Corporation appointed Milmarina Camacho to the positions of Executive Vice President and C.F.O.

Item 6.   Resignations of Registrant's Directors

     Effective as of September 15, 2000, Laidlaw Global Corporation accepted the resignation of Anastasio Carayannis from his positions as its Chairman of the Board and C.E.O. Mr. Carayannis relinquished his duties to focus exclusively on the development of the Company's subsidiary Global Electronic Exchange, Inc., and its global online trading platform Globeshare.Com. Mr. Carayannis will continue as a Member of the Board of Directors of Laidlaw Global Corporation.


SIGNATURES

                                        Laidlaw Global Corporation

September 19, 2000                      By:  /s/ R. Bendelac
                                             ----------------